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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement of Regis Corporation on Form S-4 of our reports dated August 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Regis Corporation. We also consent to the reference to our firm under the caption "Experts."

                                             /s/ Coopers & Lybrand L.L.P.


Minneapolis, MN
September 19, 1996